UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 20, 2017

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2017, Hallmark Financial Services, Inc. (“Hallmark” and, collectively with its subsidiaries, the “Company”) entered into a Second Amendment to Second Restated Credit Agreement and a Second Amendment to Revolving Facility B Agreement with Frost Bank (“Frost”). The Second Amendment to Second Restated Credit Agreement revised certain definitions in the Second Restated Credit Agreement originally dated as of June 30, 2015, with Frost. The Second Amendment to Revolving Facility B Agreement amended the Revolving Facility B Agreement originally dated as of December 17, 2015, with Frost to extend by one year the termination date for draws thereunder and the maturity date for amounts outstanding thereunder.

The foregoing descriptions of the Second Amendment to Second Restated Credit Agreement and the Second Amendment to Revolving Facility B Agreement are qualified in their entirety by reference to the definitive agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Second Amendment to Second Restated Credit Agreement between Hallmark Financial Services, Inc. and Frost Bank dated December 20, 2017.

10.2	Second Amendment to Revolving Facility B Agreement between Hallmark Financial Services, Inc. and Frost Bank dated December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: December 20, 2017	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer